CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration on Form N-14 of our report dated February 22, 2006, relating to the financial statements and financial highlights of Pacific Select Fund, including Blue Chip, Aggressive Growth, Financial Services, Diversified Research, Equity, American Funds® Growth-Income, American Funds® Growth, Technology, Short Duration Bond, Concentrated Growth (formerly I-Net TollkeeperSM), Growth LT, Focused 30, Health Sciences, Mid-Cap Value, International Value, Capital Opportunities, International Large-Cap, Equity Index, Small-Cap Index, Fasciano Small Equity (formerly Aggressive Equity), Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Equity Income, Large-Cap Value, Comstock, Mid-Cap Growth, Real Estate, and VN Small-Cap Value Portfolios appearing in the Annual Report on Form N-CSR of Pacific Select Fund for the year ended December 31, 2005, and to the references to us under the headings “Financial Highlights” and “Representations and Warranties” in the Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information for Pacific Select Fund dated May 1, 2006 as supplemented, which is incorporated by reference in such Registration Statement.
DELOITTE & TOUCHE LLP
Costa Mesa, California
December 22, 2006